Exhibit 8.1

Principal Subsidiaries and VIEs of Autohome Inc.

Subsidiaries:

Cheerbright International Holdings Limited, a British Virgin Islands company

Autohome Link Inc., a Cayman Islands company

Autohome (Hong Kong) Limited, a Hong Kong company

Autohome Media Limited, a Hong Kong company

Autohome Link Hong Kong Limited, a Hong Kong company

Beijing Cheerbright Technologies Co., Ltd., a mainland China company

Autohome Shanghai Advertising Co., Ltd., a mainland China company

Beijing Prbrownies Software Co., Ltd., a mainland China company

Beijing Autohome Technologies Co., Ltd., a mainland China company

Beijing Autohome Advertising Co., Ltd., a mainland China company

Beijing Chezhiying Technology Co., Ltd., a mainland China company

Guangzhou Chezhihuitong Advertising Co., Ltd., a mainland China company

Shanghai Chezhitong Information Technology Co., Ltd., a mainland China company

Guangzhou Autohome Advertising Co., Ltd., a mainland China company

Hainan Chezhiyitong Information Technology Co., Ltd., a mainland China company

Tianjin Autohome Software Co., Ltd., a mainland China company

Autohome Zhejiang Advertising Co., Ltd., a mainland China company

TTP Car Inc., a Cayman Islands company

Auto Pai Ltd., a British Virgin Islands company

TTP Car (HK) Limited, a Hong Kong company

Shanghai Jinpai E-commerce Co., Ltd., a mainland China company

Variable Interest Entities:

Beijing Autohome Information Technology Co., Ltd., a mainland China company

Beijing Shengtuo Hongyuan Information Technology Co., Ltd., a mainland China company

Shanghai Jinwu Auto Technology Consultant Co., Ltd., a mainland China company

Shanghai Jinyou Auto Technology Co., Ltd., a mainland China company

Shanghai Tianhe Insurance Brokerage Co., Ltd., a mainland China company